Exhibit 23.2

                   Consent of Deloitte & Touche LLP
                    Independent Auditors' Consent



 We consent to the incorporation by reference in Registration Statements No. 33-25949, No. 33-36853 and No. 333-00319 of Stevens International, Inc. on Form S-8 and Registration Statement No. 33-84246 of Stevens International, Inc. on Form S-3 of our report dated March 31, 1998 appearing in this Annual Report on Form 10-K of Stevens International, Inc. for the year ended December 31, 1999.



 /s/  DELOITTE & TOUCHE LLP

 DELOITTE & TOUCHE LLP

 Fort Worth, Texas
 April 12, 2000